Exhibit 99.2

CENTRE 1 BANCORP, INC. AND SUBSIDIARIES

Beloit, Wisconsin

CONSOLIDATED FINANCIAL STATEMENTS

Including Independent Auditors’ Report

As of and for the Years Ended December 31, 2025 and 2024

Centre 1 Bancorp, Inc. and Subsidiaries

Table of Contents

As of and for the Years Ended December 31, 2025 and 2024

Independent Auditor’s Report

Board of Directors

Centre 1 Bancorp, Inc. and Subsidiaries

Beloit, Wisconsin

Opinion

We have audited the consolidated financial statements of Centre 1 Bancorp, Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements and Internal Control Over Financial Reporting

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Forvis Mazars, LLP

Chicago, Illinois

March 11, 2026

Centre 1 Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2025 and 2024

(dollars in thousands)

	2025	2024
Assets
Cash and cash equivalents	$169,786	$93,556
Investment securities - available for sale, amortized cost of $351,193 and $435,801, respectively	329,629	388,572
Investment securities - held to maturity, fair value of $8,714 and $9,199, respectively	8,715	9,200

Loans held-for-sale	818	1,139
Loans held for investment	999,170	983,964
Allowance for credit losses	(12,037)	(13,066)
Loans receivable, net	987,951	972,037

FRB and FHLB stock, at cost	5,394	7,673
Accrued interest receivable	6,202	6,239
Premises and equipment, net	17,672	20,123
Bank owned life insurance	35,447	34,262
Goodwill	24,699	24,699
Other intangible assets, net	3,832	4,391
Other assets	13,636	18,028
Total assets	$1,602,963	$1,578,780

Liabilities and stockholders’ equity

Liabilities
Deposits
Noninterest-bearing	$316,489	$348,896
Interest-bearing	1,060,147	969,717
Total deposits	1,376,636	1,318,613

Securities sold under repurchase agreements	-	7,861
Other borrowings	80,341	126,166
Advances by borrowers for taxes and insurance	109	350
Accrued interest payable	528	731
Other liabilities	27,173	24,817
Total liabilities	1,484,787	1,478,538

Stockholders’ equity
Common stock, $1 par value, 2,000,000 shares authorized, 1,550,219 and 1,507,500 shares issued in 2025 and 2024, respectively, and 1,503,238 and 1,461,605 shares outstanding in 2025 and 2024, respectively	1,554	1,508
Surplus	22,400	21,932
Retained earnings	112,780	114,757
Treasury stock, 46,981 and 45,895 shares in 2025 and 2024, respectively	(3,843)	(3,716)
Accumulated other comprehensive (loss)	(14,715)	(34,239)
Total stockholders’ equity	118,176	100,242
Total liabilities and stockholders’ equity	$1,602,963	$1,578,780

See accompanying notes to consolidated financial statements

Centre 1 Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

For the Years Ended December 31, 2025 and 2024

(dollars in thousands, except per-share data)

	2025	2024
Interest income
Interest and fees on loans	$55,656	$52,277
Interest on investment securities
Taxable	7,714	8,656
Tax exempt	274	288
Interest on federal funds sold	11	19
Other	1,506	904
Total Interest income	65,161	62,144
Interest expense
Interest on deposits	20,020	18,971
Interest on securities sold under repurchase agreements	90	1,959
Interest on other borrowings	3,654	5,767
Total Interest expense	23,764	26,697
Net interest income before provision for credit losses	41,397	35,447
Provision for credit losses	219	1,265
Net interest income after provision for credit losses	41,178	34,182
Noninterest income
Loss on sale of investments	(5,146)	-
Service fees on deposit accounts	5,287	5,055
Card based income	3,663	3,690
Trust income	5,801	5,460
Investment sales commissions	617	834
Mortgage banking income, net	877	1,658
Income from bank-owned life insurance	1,317	1,262
Other income	446	1,512
Total Noninterest income	12,862	19,471
Noninterest expense
Compensation and employee benefits	27,901	26,633
Occupancy expenses	4,272	3,460
Furniture and equipment expenses	959	998
Data processing and technology expenses	5,215	4,618
Federal deposit insurance premium	901	1,156
Professional services	2,654	2,664
Amortization of intangible assets	199	199
Other expenses	10,972	6,401
Total Noninterest expense	53,073	46,129
Income before income taxes	967	7,524
Less: Income tax expense (benefit)	(863)	1,450
Net income	$1,830	$6,074
Basic earnings per share	$1.22	$4.16
Diluted earnings per share	$1.22	$4.15
Weighted average shares outstanding	1,504,324	1,464,763

See accompanying notes to consolidated financial statements

Centre 1 Bancorp, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2025 and 2024

(dollars in thousands)

	2025	2024
Net income	$1,830	$6,074

Other comprehensive gain, net of tax
Net unrealized gains on securities:
Unrealized gains during period	19,258	3,545
Reclassification adjustment for losses included in net income	5,146	-
Other comprehensive gain, before tax	24,404	3,545
Income tax expense related to items of other comprehensive income	(4,880)	(825)
Other comprehensive gain, after tax	19,524	2,720
Comprehensive income	$21,354	$8,794

See accompanying notes to consolidated financial statements

Centre 1 Bancorp, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

For the Years Ended December 31, 2025 and 2024

(dollars in thousands)

	Common Stock	Surplus	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (loss)	Total
BALANCES - December 31, 2023	1,497	$21,284	$112,461	$(3,716)	$(36,959)	$94,567
Comprehensive income: Net income	-	-	6,074	-	-	6,074
Other comprehensive income	-	-	-	-	2,720	2,720
Comprehensive income						8,794
Cash dividends – $2.55 per share	-	-	(3,778)	-	-	(3,778)
Stock issuance – 8,639 shares	9	843	-	-	-	852
Stock purchase	-	-	-	-	-	-
Stock options exercised	2	(195)	-	-	-	(193)
BALANCES - December 31, 2024	1,508	$21,932	$114,757	$(3,716)	$(34,239)	$100,242
Comprehensive income: Net income	-	-	1,830	-	-	1,830
Other comprehensive income	-	-	-	-	19,524	19,524
Comprehensive income						21,354
Cash dividends – $2.55 per share	-	-	(3,807)	-	-	(3,807)
Stock issuance – 27,398 shares	27	(764)	-	-	-	(737)
Stock repurchase – 1,086 shares	-	-	-	(127)	-	(127)
Stock options exercised	19	1,232	-	-	-	1,251
BALANCES - December 31, 2025	$1,554	$22,400	$112,780	$(3,843)	$(14,715)	$118,176

See accompanying notes to consolidated financial statements

Centre 1 Bancorp, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2025 and 2024

(dollars in thousands)

	2025	2024
Cash flows from operating activities
Net income	$1,830	$6,074
Adjustments to reconcile net income to net cash flows provided by operating activities
Depreciation	2,222	2,399
Amortization of core deposits intangibles	199	199
Amortization and accretion of investment premiums and discounts - net	1,139	1,014
Provision for credit losses	219	1,265
Increase in cash surrender value of life insurance	(1,317)	(1,141)
Deferred tax benefit	(1,862)	(780)
Originations of mortgage loans held for sale	(22,968)	(41,621)
Proceeds from sale of mortgage loans held for sale	23,698	41,537
Gain on sale of mortgage loans held for sale	(410)	(805)
Gain on sale of premises and equipment	(186)	(49)
Loss on sale of investments	5,146	-
Right of use asset amortization	1,307	357
Net change in
Accrued interest receivable, intangible assets and other assets	621	1,567
Lease liability	(1,471)	(377)
Accrued interest payable and other liabilities	2,219	573
Net cash flows provided by operating activities	10,386	10,212
Cash flows from investing activities
Activity in investment securities
Proceeds from sales of investments	56,167	-
Maturities, prepayments and calls	27,028	50,524
Purchases	(4,364)	-
Net increase in loans	(17,307)	(18,989)
Proceeds from sale of OREO	1,139	-
Net disposal (purchase) of premises and equipment - net	228	(2,485)
Net redemptions (purchase) of Federal Home Loan Bank Stock	2,278	1,001
Net cash flows provided by investing activities	65,169	30,051
Cash flows from financing activities
Net increase in deposits	58,022	62,661
Net decrease in advances by borrowers for taxes and insurance	(241)	(276)
Net decrease in securities sold under repurchase agreements	(7,861)	(31,334)
Net change in short-term borrowings	1,300	(16,800)
Proceeds from long-term borrowings	4,500	65,000
Repayment of long-term borrowings	(51,625)	(81,170)
Dividends paid	(3,807)	(3,778)
Proceeds from stock issued	(737)	852
Proceeds from exercise of stock options	1,251	(193)
Purchase of treasury stock	(127)	-
Net cash flows provided by financing activities	$675	$(5,038)
Net change in cash and cash equivalents	76,230	35,225
Cash and cash equivalents – beginning of year	93,556	58,331
Cash and cash equivalents – end of year	$169,786	$93,556
Supplemental cash flow disclosures
Cash paid for interest	$23,569	$26,624
Cash paid for income taxes	$1,275	$350
Supplemental noncash disclosures
Loans transferred to OREO	$953	$-

See accompanying notes to consolidated financial statements

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

1.	Summary of Significant Accounting Policies

Nature of Banking Activities

Centre 1 Bancorp, Inc. (the “Company”) is a financial holding company providing community banking through its wholly-owned subsidiary, First National Bank and Trust Company (the “Bank”), headquartered in Beloit, Wisconsin. The Bank grants commercial, residential and consumer loans, accepts deposits and provides trust services to customers primarily in southern Wisconsin and northern Illinois. The Bank is subject to competition from other financial institutions and nonfinancial institutions providing financial products. Additionally, the Company and the Bank are subject to the regulations of certain regulatory agencies and undergo periodic examination by those regulatory agencies.

Consolidation

The consolidated financial statements include the accounts of the Company and the Bank. The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and conform to general practices within the banking industry. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Use of Estimates

In preparing consolidated financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation allowance for deferred tax assets, if necessary.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and amounts due from banks and federal funds sold, all of which mature within ninety days.

The Company maintains amounts due from banks which often exceed federally insured limits. The Company has not experienced any losses in such accounts. At December 31, 2025 cash exceeding federally insured limits totaled $154,310. Of that amount, $135,506 was held at the Federal Reserve Bank.

Investment Securities - Available for Sale

Investments classified as available for sale are securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including movements in interest rates, changes in the maturity mix of the Company’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities classified as available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect. Realized gains or losses and unrealized losses related to credit losses deemed to be other-than-temporary, determined on the basis of the cost of specific securities, are included in earnings. Purchase premiums and discounts are recognized in interest income using the effective interest method over the terms of the securities. The Company has elected to record time deposits held in other financial institutions at fair value and includes these instruments in securities available for sale.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

Investment Securities - Held to Maturity

Investments classified as held to maturity are securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost, adjusted for amortization of premium and accretion of discount, over their contractual lives. The sale of a security within three months of its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

Management measures expected credit losses on held to maturity debt securities on a collective basis. No reserve for expected credit losses has been recorded as of December 31, 2025. The estimate of expected credit losses considers historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts.

Loans Held-for-Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Due to the short-term nature of these loans, the carrying amount approximates fair value. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. There were no valuation allowances necessary as of December 31, 2025 and 2024. All sales are made without recourse. The Bank also services loans that have been sold with servicing retained. A gain or loss is recognized at the time of the sale reflecting the present value if the difference between the contractual interest rate of the loans sold and the yield to the investor, adjusted for the initial value of the mortgage servicing rights associated with the loans sold with servicing retained. Such loans are not included in the consolidated balance sheets. Gains and losses on sales of mortgage loans held for sale are included in Mortgage banking income, net.

Loans Receivable

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the amount of unpaid principal, reduced by the allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct loan origination costs, are deferred and recognized as an adjustment of the loan yield using an effective interest rate method. The accrual of interest income on impaired loans is discontinued when, in the opinion of management, there is reasonable doubt as to the borrower’s ability to meet payment of interest or principal when they become due (generally at 90 days past due). When the interest accrual is discontinued, all unpaid accrued interest is reversed. Cash collections on impaired loans are credited to the loan receivable balance and no interest income is recognized on those loans until the principal balance is current. Loans are returned to accrual status when the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

A troubled loan modification (TLM) includes a loan modification where a borrower is experiencing financial difficulty, and the Bank grants a concession to that borrower that we would not otherwise consider except for the borrower’s financial difficulties. These modifications may be granted in the form of principal forgiveness, interest rate reduction, other-than-insignificant payment delay or other-than-significant term extension. A TLM may be either accrual or non-accrual status based upon the performance of the borrower and management’s assessment of collectability. If a TLM is placed on non-accrual status, it remains there until a sufficient period of performance under the restructured terms has occurred at which time it is returned to accrual status, generally six months.

Closed-end retail loans that become 120 days past due and open-end retail loans that become 180 days past due will be classified as loss and charged off. Retail loans with non-real estate collateral may be written down to the value of the collateral, less cost to sell. Retail loans in bankruptcy should be classified Loss and charged off within 60 days of receipt of the notification of filing from the bankruptcy court. Loans with collateral may be written down to the value of the collateral, less cost to sell. Other periodic and single payment loans which are ninety (90) days past due whose related collateral has been repossessed and for which there is no possibility for renewal or payments shall be charged off.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

Allowance for Credit Losses

The allowance for credit losses is established as losses are estimated to have occurred through a provision for credit losses charged to earnings. Credit losses are charged against the allowance for credit losses when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance for credit losses. The allowance for credit losses is adequate to cover probable credit losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance for credit losses is based on past events and current economic conditions and does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance for credit losses may be necessary if there are significant changes in economic conditions. The allowance is comprised of both a specific reserve component and a general reserve component. The company has elected to exclude accrued interest receivable from its calculation of the allowance for credit losses.

The specific reserve relates to all individually evaluated loans for which the allowance for credit losses is estimated on a loan-by-loan basis. A loan is considered an individually evaluated loan when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Impairment is measured on a loan-by-loan basis as the excess of amortized cost over the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

The Company qualitatively adjusts model results for risk factors that are not considered within the modeling processes but are nonetheless relevant in assessing the expected credit losses within the loan pools. These qualitative factors and other qualitative adjustments may increase or decrease the Company’s estimate of expected credit losses by a calculated percentage or amount based upon the estimated level of risk. The various risks that may be considered in making qualitative adjustments include, among other things, the impact of environmental factors such as (i) changes in the nature, volume and terms of loans, (ii) changes in lending personnel, (iii) changes in the quality of the loan review function, (iv) changes in nature and volume of past-due, non-accrual and/or classified loans, (v) changes in concentration of credit risk, (vi) changes in economic and industry conditions, (vii) changes in legal and regulatory requirements, (viii) unemployment and inflation statistics, and (ix) changes in underlying collateral values.

A discounted cash flow method is used for each loan in a pool and the results are aggregated at the pool level. The analysis produces expected cash flows for each instrument in the pool by pairing loan-level term information, e.g., maturity date, payment amount, interest rate, and etc., with top-down pool assumptions, e.g., default rates and prepayment speeds. The Company’s portfolio segments are discussed in Note 6.

In determining the proper level of the allowance for credit losses, the Company determined that the loss experience provides the best basis for the assessment of expected credit losses. The Company therefore used historical credit loss experience by each loan segment over an economic cycle. For most of the segment models for collectively evaluated loans, the Company incorporated two or more macroeconomic drivers using a statistical regression modeling methodology.

In addition, various regulatory agencies periodically review the allowance for credit losses. These agencies may require the Company to make additions to the allowance for credit losses based on their judgments of collectability based on information available to them at the time of their examination.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

Allowance for Credit Losses – Off-Balance Sheet Credit Exposures

The allowance for credit losses on off-balance sheet credit exposures is a liability account, representing expected credit losses over the contractual period for which the Company is exposed to credit risk resulting from a contractual obligation to extend credit. No allowance is recognized if the Company has the unconditional right to cancel the obligation. The allowance is reported as a component of other liabilities in the consolidated balance sheets. Adjustments to the allowance are reported in the consolidated income statement as a component of credit loss expense. The Company has recorded an allowance for credit losses for off-balance sheet exposures of $978 and $971 at December 31, 2025 and 2024, respectively.

Leases

The Company determined whether an arrangement contained a lease at the inception of the agreement. Right-of-use (“ROU”) assets and lease liabilities were recognized at the commencement date based on the present value of the remaining lease payments, using a discount rate that reflected the Company’s incremental borrowing rate at that time. ROU assets and operating lease liabilities were recorded within other assets and other liabilities, respectively, on the consolidated balance sheets. Leases with original terms of 12 months or less were expensed on a straight-line basis over the lease term.

Operating lease ROU assets represented the Company’s right to use the underlying asset during the lease term, while operating lease liabilities represented the obligation to make the related lease payments. Operating lease expense—consisting of amortization of the ROU asset and the implicit interest on the lease liability—was recognized on a straight-line basis over the lease term and was included in occupancy expenses in the consolidated statements of income.

The Company’s leases primarily related to office space, some of which included renewal options. These renewal options were generally not considered reasonably certain of exercise and therefore were excluded from the lease term unless and until such certainty existed.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Premises and Equipment

Land is carried at cost. Depreciable assets are stated at cost less accumulated depreciation. Provisions for depreciation are computed on straight-line and accelerated methods over the estimated useful lives of the assets, which range from 15 to 40 years for buildings and 3 to 10 years for furniture and fixtures.

Goodwill and Core Deposit Intangibles

The Bank accounts for goodwill and core deposit intangibles in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350-10, Goodwill and Other Intangible Assets. This Statement provides that goodwill and indefinite lived intangible assets are reviewed at least annually for impairment. An impairment review is designed to determine whether the fair value, and the related recorded goodwill, is below its carrying value. Management has conducted the annual impairment review and determined that the carrying value of goodwill has not been impaired. Accordingly, there were no charges to operations for goodwill impairment. If goodwill was impaired, the impairment would be measured by the amount by which the carrying amount of the goodwill exceeds the implied fair value of the goodwill.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

Core deposit intangibles are amortized over 10 years using the straight-line method.

Federal Home Loan Bank (FHLB) Stock

The Bank’s investment in Federal Home Loan Bank (FHLB) stock meets the minimum amount required by current regulations and is carried at cost, which approximates fair value. FHLB stock is included in FRB and FHLB stock, at cost on the consolidated balance sheets.

Mortgage Servicing Rights

Mortgage servicing rights are recognized as separate assets when the loans are sold with servicing retained. Servicing rights resulting from the sale of loans originated by the Bank are initially measured at fair value at the date of transfer. The Bank subsequently measures servicing rights using the fair value method. Under the fair value method, the serving rights are carried in the consolidated balance sheet at fair value and the changes in fair value are reported in earnings in the period in which the changes occur. Fair value is determined using prices for similar assets with similar characteristics, when available, or discounted cash flows using market based assumptions such as prepayment speeds, interest rates, and other factors which are subject to change over time. Mortgage servicing rights are included in other intangible assets, net on the consolidated balance sheets and totaled $3,815 and $4,176 at December 31, 2025 and 2024, respectively. At December 31, 2025 and 2024, the unpaid balances of mortgage loans serviced for others was $313,326 and $333,021, respectively. The change in fair value of the mortgage servicing right was not material to the consolidated financial statements.

Real Estate Owned, Net

Assets acquired through, or in lieu of, foreclosure are held for sale and initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of market value or carrying amount less cost to sell. When applicable, revenue and expenses from operations and changes in the valuation are included in net expenses from foreclosed assets. Revenue and expenses from operations and changes in the valuations for the years ended December 31, 2025 and 2024 was $0.

Stock- Related Compensation

The Company has stock-based employee compensation plans which are described more fully in Note 12. The Company has adopted the fair value recognition provisions of FASB ASC 718-10, Stock Compensation, for the options granted under the 2002 Stock Incentive Plan. Net compensation cost amounted to $0 and $0 in 2025 and 2024, respectively, for options granted under the 2002 Stock Incentive Plan. The Company also issues restricted stock units to employees and directors. Compensation cost recognized on restricted stock is reflected in net income based on the fair market value of the shares at the date of grant and the related shares that are released from restriction. Compensation cost related to restricted stock for the years ended December 31, 2025 and 2024 was $386 and $852, respectively.

Income Taxes

For the years ended December 31, 2025 and 2024, respectively, the Company has filed or expects to file consolidated federal and combined state income tax returns. Income tax expense is based on the liability method. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. See Note 13 for additional information on deferred tax assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

The Company’s policy is to recognize interest related to income tax issues as components of income tax expense. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in income tax expense.

Profit-Sharing Plan

The Company has established a defined contribution 401(k) profit-sharing plan for qualified employees. The Company’s policy is to fund Company contributions annually as approved.

Supplemental Retirement Plan

The Company has a non-qualified unfunded supplemental retirement plan (the “SERP”) covering specific executive officers. Benefits provided under the SERP are based on years of service and the employee’s final average pay, which is defined as the average salary and bonus for the highest three years of the five years preceding termination of employment.

The Company records annual amounts relating to the SERP based on calculations that incorporate assumptions including discount rates, retirement dates, assumed rates of return, and compensation increases. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends where appropriate to do so. Management of the Bank believes that the assumptions utilized in recording its obligations under the SERP are appropriate based on its experience and market conditions. The liability for deferred compensation expense is included in other liabilities on the consolidated balance sheet.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded or related fees are incurred or received.

Derivative Financial Instruments

The Bank utilizes derivative financial instruments to meet the ongoing credit needs of its customers and in order to manage the market exposure of its residential loans held for sale and its commitments to extend credit for residential loans. Derivative financial instruments include commitments to extend credit and forward mortgage loan sales commitments. The Bank does not use interest rate contracts (e.g. swaps, caps, floors) or other derivatives to manage interest rate risk and had none of the instruments outstanding at December 31, 2025 and 2024.

Trust Income

Property held for customers in trust or agency capacities is not included in the accompanying consolidated balance sheets since such items are not assets of the Bank. In accordance with established industry practice, income from trust fees and other fiduciary income is reported on a cash basis. Reporting of trust fees on an accrual basis would have no material effect on reported income.

Earnings Per Share

Earnings per share is computed based upon the weighted average number of common shares outstanding during each year. In the computation of diluted earnings per share, all dilutive stock options and restricted stock outstanding is assumed to be exercised at the beginning of each year and the proceeds are used to acquire shares of the Company’s common stock at the average market price during the year.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

Bank-Owned Life Insurance

The Company owns insurance on the lives of a certain group of current and former employees. The cash surrender value of these policies is included as an asset on the consolidated balance sheets and any increases in the cash surrender value are recorded as tax-free noninterest income on the consolidated statements of income. In the event of the death of an insured individual covered by these policies, after distribution to the insured beneficiaries, when applicable, the Company receives a tax-free death benefit, which is recorded as noninterest income.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on investment securities available for sale which is recognized as separate components of equity.

Revenue from Contracts with Customers

The Company records revenue from contracts with customers in accordance with ASC Topic 606, “Revenue from Contracts with Customers” (“Topic 606”). Under Topic 606, the Company must identify the contract with a customer, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations in the contract, and recognize revenue when (or as) the Company satisfies a performance obligation.

A significant component of the Company’s revenue, net interest earned on financial assets and liabilities, is excluded from the scope of Topic 606. The Company generally fully satisfies its performance obligations on its contracts with customers as services are rendered and the transaction prices are typically fixed; charged either on a periodic basis or based on activity. Because performance obligations are satisfied as services are rendered and the transaction prices are fixed, the Company has made no significant judgments in applying the revenue guidance prescribed in Topic 606 that affect the determination of the amount and timing of revenue from contracts with customers.

Recently Adopted Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU is intended to improve the transparency and decision usefulness of income tax disclosures by requiring specific categories in the rate reconciliation table and disaggregation of taxes paid by jurisdiction. All public entities must also provide additional information for reconciling items that meet a specific quantitative threshold. This update was effective for annual periods beginning after December 15, 2024. Adoption of this update led to increased disclosure in Note 16 – Income Taxes, but did not cause any change in the accounting for operational results.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements. This ASU modifies the disclosure or presentation requirements of a variety of topics in the Codification. The amendments in this ASU are expected to clarify or improve disclosure and presentation requirements for certain codification topics. The effective date for each amendment will be the date on which the Security and Exchange Commission’s removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. If, by June 30, 2027, the Securities and Exchange Commission has not removed the applicable requirement from Regulation S-X or Regulation S-K, the pending content of the related amendment will be removed from the Codification and will not become effective for any entity. The Company does not anticipate a significant impact to its financial statement disclosures as a result of this ASU.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Topic 220): Disaggregation of Income Statement Expenses. This ASU is intended to improve the disclosures about a public entity’s income statement expense categories and addresses requests from investors and other decision makers for additional, more detailed information about income statement expense categories. The amendment applies to all public entities that are required to report income statement categories in accordance with Topic 280. The effective date for this update was amended by ASU 2025-01, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date, and is now effective for annual periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027.

In November 2025, the FASB issued ASU 2025-08, Financial Instruments – Credit Losses (Topic 326): Purchased Loans. This ASU expands the population of acquired financial assets subject to the gross-up approach contained within Topic 326. In accordance with this update, loans (excluding credit cards) acquired without credit deterioration and deemed “seasoned” are classified as purchased seasoned loans (“PSL”s) and accounted for using the gross-up approach at acquisition. All non-PCD loans (excluding credit cards) that are acquired in a business combination are deemed to be PSLs. This update is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual periods, with early adoption permitted. The Company intends to adopt this update early, and anticipates that it will have a significant impact on the accounting of its acquisition of Centre 1 Bancorp, Inc. (“Centre”) which closed on January 1, 2026. Non-PCD loans acquired as part of that transaction classified as PSL will be accounted for utilizing the gross-up approach.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270) – Narrow Scope Improvements. This ASU is intended to better clarify interim disclosure requirements and the applicability of Topic 270 by improving the navigability of the required interim disclosures and clarifying what guidance is applicable. The amendments also provide additional guidance on what disclosures would be provided in interim reporting periods. This update is effective for annual periods beginning after December 15, 2027, with early adoption permitted. The Company anticipates that this standard may impact the specific disclosures it utilizes in interim reports, but will not cause any change in the accounting for operational results.

Subsequent Events

On January 1, 2026, the Company completed a merger with Bank First Corporation, a bank holding company headquartered in Manitowoc, Wisconsin, pursuant to the merger agreement, dated as of July 17, 2025, by and between the Company and Bank First Corporation, whereby the Company merged with and into the Bank First Corporation, and the First National Bank and Trust, the Company’s wholly-owned banking subsidiary, merged with and into Bank First, with Bank First as the surviving entity of such merger. Pursuant to the Merger Agreement, the Company shareholders received, for each share of the Company common stock that was outstanding immediately prior to the Merger, 0.9200 of a share of Bank First Corporation’s common stock and cash in lieu of fractional shares. Bank First Corporation stock issued totaled 1,382,940 shares valued at approximately $168.5 million, with cash of $0.3 million comprising the remainder of merger consideration.

The Company and the Bank evaluated its December 31, 2025 consolidated financial statements through March 11, 2026, the date these consolidated financial statements were available for issuance for items that should potentially be recognized or disclosed.

2.	Cash and Due From Banks

Effective March 26, 2020, the Federal Reserve Board reduced reserve requirements to zero percent and eliminated the need to maintain balances at the Federal Reserve Bank to satisfy reserve requirements. Therefore, at December 31, 2025 and 2024, there were no reserve requirements with the Federal Reserve Bank.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

3.	Fair Value of Measurements

The Company records certain assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Securities available for sale, mortgage loans held for sale, and derivative instruments are carried at fair value on a recurring basis. Fair value measurements are also utilized to determine the initial value of certain assets and liabilities, to perform impairment assessments, and for disclosure purposes. The Company uses quoted market prices and observable inputs to the maximum extent possible when measuring fair value. In the absence of quoted market prices, various valuation techniques are utilized to measure fair value. When possible, observable market data for identical or similar financial instruments are used in the valuation. When market data is not available, fair value is determined using valuation models that incorporate management’s estimates of the assumptions a market participant would use in pricing the asset or liability.

Level 1 — The valuation is based on quoted prices in active markets for identical instruments.

Level 2 — The valuation is based on observable inputs such as quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 — The valuation is based on unobservable inputs that are supported by minimal or no market activity and that are significant to the fair value of the instrument. Level 3 valuations are typically performed using pricing models, discounted cash flow methodologies, or similar techniques that incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument, or valuations that require significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level or input that is significant to the fair value measurement.

The following is a description of the valuation methodologies used by the Bank for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Investment Securities - Available for Sale

Where quoted prices for securities are available in an active market, those securities are classified within Level 1 of the valuation hierarchy. If such quoted market prices are not available, then fair values are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of securities with similar characteristics, which would generally be classified within Level 2 of the valuation hierarchy, include AAA-rated U.S. government sponsored agency securities and obligations of states and political subdivisions.

Mortgage Servicing Rights

The Bank adjusts mortgage servicing rights to fair value on a recurring basis. Where prices for similar assets with similar characteristics are available, mortgage servicing rights are classified within Level 2 of the valuation hierarchy. Since prices for similar assets are available, the Bank has classified these assets in Level 2.

Loans Held for Investment

The Bank does not record these loans at fair value on a recurring basis. However, from time to time, a loan is considered an individually evaluated loan and an allowance for credit losses is established.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered a collateral dependent individually evaluated loan. Once a loan is identified as individually evaluated and collateral dependent, management measures impairment in accordance with relevant accounting guidance. The fair value of individually evaluated loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value and liquidation value. Those individually evaluated loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceeds the recorded investments in such loans and for which the carrying amount will remain at amortized cost. Individually evaluated loans where an allowance is established based on fair value require classification in the fair value hierarchy. When the fair value is based on an observable market price or a current appraised value of the collateral, the Bank records the individually evaluated loan as a nonrecurring Level 3 valuation. At December 31, 2025 and 2024, substantially all of the total individually evaluated loans were evaluated based on the fair value of the collateral.

Real Estate Owned

Loans on which the underlying collateral has been repossessed are adjusted to fair value upon transfer to other real estate owned, establishing a new carrying value. Subsequently, other real estate owned is carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the asset as a nonrecurring Level 3 valuation. The Bank had no other real estate owned at ended December 31, 2025 and 2024, respectively.

Assets Measured at Fair Value on Recurring Basis

The following table sets forth by level within the fair value hierarchy the Bank’s financial assets that were accounted for at fair value on a recurring basis as of December 31, 2025 and 2024. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Bank’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

	2025
				Total carrying
				value at
				December 31,
	Level 1	Level 2	Level 3	2025
U.S. treasury obligations	$-	$84,936	$-	$84,936
Obligations of U.S. government sponsored agencies	-	135,159	-	135,159
Residential mortgage-backed securities and collateralized mortgage obligations of government sponsored entities and agencies	-	73,813	-	73,813
Obligations of states and political subdivisions	-	26,432	-	26,432
Corporate securities	-	9,289	-	9,289
Mortgage servicing rights	-	3,815	-	3,815
Total	$-	$333,444	$-	$333,444

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

	2024
				Total carrying
				value at
				December 31,
	Level 1	Level 2	Level 3	2024
U.S. treasury obligations	$-	$81,721	$-	$81,721
Obligations of U.S. government sponsored agencies	-	137,699	-	137,699
Residential mortgage-backed securities and collateralized mortgage obligations of government sponsored entities and agencies	-	74,422	-	74,422
Obligations of states and political subdivisions	-	66,983	-	66,983
Certificates of deposits	-	244	-	244
Corporate securities	-	27,503	-	27,503
Mortgage servicing rights	-	4,176	-	4,176
Total	$-	$392,748	$-	$392,748

Assets Measured at Fair Value on a Nonrecurring Basis

The Bank also has assets that under certain conditions are subject to measurement at fair value on a non-recurring basis as of December 31, 2025 and 2024. These include assets that are measured at the lower of cost or market and had a fair value below cost at the end of the period as summarized below.

	2025
				Total carrying
				value at
				December 31,
	Level 1	Level 2	Level 3	2025
Loans held for investment, net	$-	$-	$2,880	$2,880
Total	$-	$-	$2,880	$2,880

	2024
				Total carrying
				value at
				December 31,
	Level 1	Level 2	Level 3	2024
Loans held for investment, net	$-	$-	$1,319	$1,319
Total	$-	$-	$1,319	$1,319

Changes in Level 3 assets occurred principally due to the sale or repayment of those assets during the year.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

The following table shows the fair values of the Company’s financial instruments

December 31, 2025	Carrying amount	Level 1	Level 2	Level 3	Total
Financial assets:
Cash and cash equivalents	$169,786	$169,786	$—	$—	$169,786
Securities held to maturity	8,715	6,499	2,215	—	8,714
Loans held for sale	818	—	—	818	818
Loans, net	987,951	—	—	972,934	972,934
Other investments	5,394	—	—	5,394	5,394
Financial liabilities:
Deposits	$1,376,636	$—	$—	$1,217,733	$1,217,733
Securities sold under repurchase agreements	—	—	—	—	—
Notes payable	67,841	—	67,841	—	67,841
Subordinated notes	8,000	—	8,000	—	8,000
Junior subordinated debentures	4,500	—	4,610	—	4,610

December 31, 2024	Carrying amount	Level 1	Level 2	Level 3	Total
Financial assets:
Cash and cash equivalents	$93,556	$93,556	$—	$—	$93,556
Securities held to maturity	9,200	6,499	2,700	—	9,199
Loans held for sale	1,139	—	—	1,139	1,139
Loans, net	972,037	—	—	942,055	942,055
Other investments	7,673	—	—	7,673	7,673
Financial liabilities:
Deposits	$1,318,613	$—	$—	$1,154,661	$1,154,661
Securities sold under repurchase agreements	7,861	—	7,861	—	7,861
Notes payable	118,166	—	118,166	—	118,166
Subordinated notes	8,000	—	8,000	—	8,000

4.	Investment Securities - Available for Sale

Amortized costs and fair values of available for sale securities as of December 31, 2025 and 2024 are summarized as follows:

	2025
		Gross Unrealized	Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
U.S. treasury obligations	$91,478	$-	$(6,542)	$84,936
Obligations of U.S. government sponsored agencies	145,173	-	(10,014)	135,159
Residential mortgage-backed securities and collateralized mortgage obligations of government sponsored entities and agencies	76,543	109	(2,839)	73,813
Obligations of states and political subdivisions	28,350	-	(1,918)	26,432
Corporate securities	9,649	-	(360)	9,289
Total	$351,193	$109	$(21,673)	$329,629

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

	2024
		Gross Unrealized	Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
U.S. treasury obligations	$92,732	$-	$(11,011)	$81,721
Obligations of U.S. government sponsored agencies	155,354	-	(17,655)	137,699
Residential mortgage-backed securities and collateralized mortgage obligations of government sponsored entities and agencies	81,105	-	(6,683)	74,422
Obligations of states and political subdivisions	76,670	-	(9,687)	66,983
Certificates of deposit	245	-	(1)	244
Corporate securities	29,697	18	(2,212)	27,503
Total	$435,803	$18	$(47,249)	$388,572

The following tables present the portion of the Bank’s available for sale securities portfolio, which has gross unrealized losses, reflecting the length of time that individual securities have been in a continuous unrealized loss position at December 31, 2025 and 2024:

	2025
	Continuous unrealized		Continuous unrealized
	losses existing for 12		losses existing for 12
	months or less		months or more		Total
		Unrealized		Unrealized		Unrealized
	Fair value	losses	Fair value	losses	Fair value	losses
U.S. treasury obligations	$-	$-	$84,936	$(6,542)	$84,936	$(6,542)
Obligations of U.S. government sponsored agencies	-	-	135,159	(10,014)	135,159	(10,014)
Residential mortgage-backed securities and collateralized mortgage obligations of government sponsored entities and agencies	-	-	69,309	(2,839)	69,309	(2,839)
Obligations of states and political subdivisions	1,310	(105)	24,142	(1,813)	25,452	(1,918)
Corporate securities	-	-	9,288	(360)	9,288	(360)
Total	$1,310	$(105)	$322,834	$(21,568)	$324,144	$(21,673)

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

	2024
	Continuous unrealized		Continuous unrealized
	losses existing for 12		losses existing for 12
	months or less		months or more		Total
		Unrealized		Unrealized		Unrealized
	Fair value	losses	Fair value	losses	Fair value	losses
U.S. treasury obligations	$-	$-	$81,721	$(11,011)	$81,721	$(11,011)
Obligations of U.S. government sponsored agencies	-	-	137,699	(17,655)	137,699	(17,655)
Residential mortgage-backed securities and collateralized mortgage obligations of government entities and agencies	1,191	(10)	73,231	(6,673)	74,422	(6,683)
Obligations of states and political subdivisions	1,248	(28)	65,735	(9,659)	66,983	(9,687)
Certificates of deposit	-	-	244	(1)	244	(1)
Corporate securities	-	-	27,503	(2,212)	27,503	(2,212)
Total	$2,439	$(38)	$386,133	$(47,211)	$388,572	$(47,249)

Management does not believe any individual unrealized loss as of December 31, 2025 and 2024 represents other than temporary impairment. The Company held 97 and 240 investment securities as of December 31, 2025 and 2024, respectively, that had unrealized losses existing for greater than 12 months.

For the Company’s investments in each type of security having significant unrealized losses, without a recorded allowance for credit loss, note the following:

U.S. Treasury Obligations

The unrealized losses on the Company’s investments in U.S. Treasury obligations were caused by market fluctuations and interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of its amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses at December 31, 2025.

Obligations of U.S. Government Sponsored Agencies

The unrealized losses on the Company’s investments in direct obligations of U.S. Government agencies were caused by market fluctuations and interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of its amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses at December 31, 2025.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

Residential Mortgage-Backed Securities and Collateralized Mortgage Obligations of Government Entities and Agencies

The unrealized losses on the Company’s investment in residential mortgage-backed securities were caused by changes in interest rates. The Company expects to recover the amortized cost basis over the term of the securities. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses at December 31, 2025.

Obligations of State and Political Subdivisions

The unrealized losses on the Company’s investments in securities of state and political subdivisions were caused by market fluctuations and interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of its amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses at December 31, 2025.

Corporate Securities

The unrealized loss on the Company’s investments in corporate securities was primarily caused by market fluctuations and interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investment and it is more likely than not the Company will not be required to sell the investment before recovery of its amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses at December 31, 2025.

The amortized cost and fair value of available for sale securities as of December 31, 2025, by contractual maturity, are shown below:

	2025
	Amortized Cost	Fair Value
Due in one year or less	$32,992	$32,423
Due after one year through 5 years	188,180	175,320
Due after 5 years through 10 years	50,465	45,091
Due after 10 years	3,013	2,982
Totals	$274,650	$255,816

The amortized cost and fair value of residential mortgage-backed securities and collateralized mortgage obligations of government entities and agencies that do not have a contractual maturity as of December 31, 2025 are $76,543 and $73,813, respectively.

Following is a summary of the proceeds from sales of securities available for sale, as well as gross gains and losses, from the years ended December 31:

	2025	2024
Proceeds from sales of securities	$56,167	$—
Gross gains on sales	2	—
Gross losses on sales	(5,148)	—

Available for sale securities with a carrying value of $13,898 and $155,629 at December 31, 2025 and 2024, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

5.	Investment Securities - Held to Maturity

Amortized costs and fair values of held to maturity securities as of December 31, 2025 and 2024 are summarized as follows:

	2025
		Gross Unrealized	Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
Obligations of states and political subdivisions	$2,215	$-	$-	$2,215
Trust preferred securities	6,500	-	(1)	6,499
Totals	$8,715	$-	$(1)	$8,714

	2024
		Gross Unrealized	Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
Obligations of states and political subdivisions	$2,700	$-	$-	$2,700
Trust preferred securities	6,500	-	(1)	6,499
Totals	$9,200	$-	$(1)	$9,199

The Company held 3 investment securities as of December 31, 2025 and 2024 that had unrealized losses existing for greater than 12 months. No securities held had losses less than 12 months.

The amortized cost and fair value of held to maturity securities as of December 31, 2025, by contractual maturity, are shown below:

	2025
	Amortized Cost	Fair Value
Due in one year or less	$310	$310
Due after one year through 5 years	1,440	1,440
Due after 5 years through 10 years	465	465
Due after 10 years	6,500	6,499
Totals	$8,715	$8,714

There were no held to maturity securities at December 31, 2025 and 2024 that were pledged as collateral.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

6.	Loans

Major classifications of loans are as follows at December 31:

	2025	2024
Commercial
Commercial and industrial	$124,918	$120,645
Agricultural production	26,451	25,780
Municipal	5,848	6,633
Total commercial	157,217	153,058

Commercial real estate
Construction	31,280	29,772
Agricultural	61,672	61,177
Multifamily	57,973	63,288
Other	406,983	391,233
Total commercial real estate	557,908	545,470

1-4 family residential	261,746	261,272
Consumer
Construction	9,130	11,233
Other	13,169	12,931
Total consumer	22,299	24,164
Gross loans	999,170	983,964
Less: Allowance for credit losses	(12,037)	(13,066)
Net loans	$987,133	$970,898

Commercial loans and commercial real estate loans are evaluated for the adequacy of repayment sources at the time of approval and are regularly reviewed for any possible deterioration in the ability of the borrower to repay the loan.

The Bank evaluates the credit risk of each commercial customer on an individual basis and, where deemed appropriate, collateral is obtained. Collateral varies by the type of loan and individual loan customer and consists of general business assets such as real estate, equipment, receivables, and inventory. The Bank’s access to collateral is dependent upon the type of collateral obtained.

Policies have been established that set standards for the maximum commercial real estate loan amount by type of property, loan terms, pricing structures, loan-to-value limits by property type, as well as policies and procedures for granting exceptions to established underwriting standards.

The Bank’s residential real estate lending policies require all loans to have viable repayment sources. Residential real estate loans are evaluated for the adequacy of these repayment sources at the time of approval using such factors as credit scores, debt-to-income ratios, and collateral values. Home equity loans and lines of credit are generally governed by the same lending policies.

Origination activities for construction real estate loans, agricultural production loans and municipal loans are similar to those described above for commercial, real estate and residential real estate lending.

A summary of the activity in the allowance for credit losses by class of loan as of December 31, 2025 is as follows:

		Commercial	1-4 family
	Commercial	real estate	residential	Consumer	Unallocated	Total
Allowances for Credit Losses
Balance January 1, 2025	$1,435	$7,102	$4,369	$123	$37	$13,066
Charge-offs	(27)	(1,047)	-	(115)	-	(1,189)
Recoveries	2	-	3	36	-	41
Provisions	380	(296)	(210)	49	196	119
Balance December 31, 2025	$1,790	$5,759	$4,162	$93	$233	$12,037

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

A summary of the activity in the allowance for credit losses by class of loan as of December 31, 2024 is as follows:

		Commercial	1-4 family
	Commercial	real estate	residential	Consumer	Unallocated	Total
Allowances for Loan Losses
Balance January 1, 2024	$1,391	$5,532	$4,468	$490	$-	$11,881
Charge-offs	(75)	-	(33)	(92)	-	(200)
Recoveries	76	-	15	29	-	120
Provisions	43	1,570	(81)	(304)	37	1,265
Balance December 31, 2024	$1,435	$7,102	$4,369	$123	$37	$13,066

The following table presents the components of the provision for credit losses:

	Year Ended
	December 31,2025	December 31,2024
Provision for credit losses on:
Loans	$119	$1,265
Unfunded Commitments	100	—
Total provision for credit losses	$219	$1,265

A summary of the past due loans as of December 31 is as follows:

	2025
		90 Days
	30-89 Days	or more
	Past Due	Past Due	Non-
	Accruing	and Accruing	Accrual	Total
Commercial	$79	$947	$287	$1,313
Commercial real estate	658	—	2,643	3,301
Residential 1-4 family	1,020	23	—	1,043
Consumer	—	—	—	—
	$1,757	$970	$2,930	$5,657

	2024
		90 Days
	30-89 Days	or more
	Past Due	Past Due
	Accruing	and Accruing	Non-Accrual	Total
Commercial	$—	$—	$1,212	$1,212
Commercial real estate	—	90	3,165	3,255
Residential 1-4 family	1,682	38	—	1,720
Consumer	34	—	—	34
	$1,716	$128	$4,377	$6,221

Credit Quality - The Bank utilizes a risk grading matrix on each loan. Loans are graded pass, special mention, substandard and doubtful. Loans are initially graded at origination, with updates occurring at renewal, with any new loan request, or whenever available information indicates a change in the borrower’s credit quality sufficient to warrant a change in the risk rating. A description of the loan grades is as follows:

Pass - Loans rated 1-5 are considered “Pass” and consist of borrowers of generally high quality and character. Little to no risk probability. Balance sheets are very strong with superior liquidity, excellent debt capacity and low leverage. Cash flow trends are positive and stable.

Special Mention - Loans rated 6 are considered “Special Mention” and consist of marginal quality. Earnings are generally deteriorating, and cash flow is not consistently adequate to cover debt service under current terms. Loans are generally performing as agreed with minor delinquencies.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

Substandard Accrual - Loans rated 7 are considered “Substandard Accrual” and consist of borrowers of poor quality. Unfavorable earnings performance or fiscal year end losses are present. Cash flow is generally insufficient to cover debt service under current terms. Loans are generally delinquent (regularly 60 days past due).

Substandard Non-Accrual - Loans rated 8 are considered “Substandard Non-Accrual” and consist of borrowers of poor quality. Unfavorable earnings performance and/or fiscal year end losses have been reported. Cash flow is not adequate to cover debt service under existing repayment terms. Secondary sources of repayment or guarantor support are also not sufficient to make scheduled payments. Loans are over 90 days delinquent. Loans are on non-accrual status and full repayment of the contractual principal and interest payments is in doubt.

Doubtful - Loans rated a 9 are considered “Doubtful” and consist of borrowers of the lowest quality. Consistent losses have been reported and cash flow is not adequate to cover debt service under current terms. Loans are regularly 90 days past due. Doubtful classification should be temporary as the loan should improve and be upgraded to at least Substandard Non-Accrual or it should be downgraded to Loss and charged off.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

The following tables present the amortized cost basis within each credit quality indicator by year of origination as of December 31, 2025 (in thousands):

	Amortized Cost Basis by Origination Year
								Revolving
As of December 31, 2025	2025	2024	2023	2022	2021	Prior	Revolving	to Term	Total
Commercial
Grades 1-4	$14,839	$10,141	$7,033	$13,887	$2,139	$11,180	$67,507	$-	$126,726
Grade 5	2,870	2,531	27	622	-	-	18,716	-	24,766
Grade 6	-	-	-	-	-	-	-	-	-
Grade 7	608	106	885	473	629	29	2,952	-	5,682
Grade 8	-	-	-	-	-	43	-	-	43
Total	$18,317	$12,778	$7,945	$14,982	$2,768	$11,252	$89,175	$-	$157,217
Current-period gross charge-offs	$-	$-	$7	$-	$-	$6	$14	$-	$27
Commercial real estate
Grades 1-4	$80,915	$74,716	$58,408	$116,335	$102,091	$54,706	$12,068	$-	$499,239
Grade 5	4,119	16,455	10,415	2,356	4,155	7,858	410	-	45,768
Grade 6	-	-	-	-	-	-	-	-	-
Grade 7	802	761	4,066	2,347	658	1,511	113	-	10,258
Grade 8	-	-	-	2,179	-	-	464	-	2,643
Total	$85,836	$91,932	$72,889	$123,217	$106,904	$64,075	$13,055	$-	$557,908
Current-period gross charge-offs	$-	$-	$-	$-	$1,047	$-	$-	$-	$1,047
Residential 1-4 family
Grades 1-4	$34,235	$14,468	$38,884	$50,780	$47,471	$49,912	$25,108	$-	$260,858
Grade 5	-	-	-	-	-	-	28	-	28
Grade 6	-	-	-	-	-	-	-	-	-
Grade 7	510	-	-	257	68	-	25	-	860
Grade 8	-	-	-	-	-	-	-	-	-
Total	$34,745	$14,468	$38,884	$51,037	$47,539	$49,912	$25,161	$-	$261,746
Current-period gross charge-offs	$-	$-	$-	$-	$-	$-	$-	$-	$-
Consumer
Grades 1-4	$8,701	$7,719	$1,939	$365	$151	$3,145	$276	$-	$22,296
Grade 5	-	-	-	2	-	-	1	-	3
Grade 6	-	-	-	-	-	-	-	-	-
Grade 7	-	-	-	-	-	-	-	-	-
Grade 8	-	-	-	-	-	-	-	-	-
Total	$8,701	$7,719	$1,939	$367	$151	$3,145	$277	$-	$22,299
Current-period gross charge-offs	$2	$4	$2	$2	$19	$-	$86	$-	$115

Total Loans	$147,599	$126,897	$121,657	$189,603	$157,362	$128,384	$127,668	$-	$999,170
Total current-period gross charge-offs	$2	$4	$9	$2	$1,066	$6	$100	$-	$1,189

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

	Amortized Cost Basis by Origination Year
								Revolving
As of December 31, 2024	2024	2023	2022	2021	2020	Prior	Revolving	to Term	Total
Commercial
Grades 1-4	$17,529	$13,648	$19,719	$2,446	$6,801	$8,467	$74,713	$-	$143,323
Grade 5	234	379	367	66	32	52	1,718	-	2,848
Grade 6	-	962	-	-	-	-	2,745	-	3,707
Grade 7	29	41	483	688	-	41	1,214	-	2,496
Grade 8	-	27	157	-	-	73	427	-	684
Total	$17,792	$15,057	$20,726	$3,200	$6,833	$8,633	$80,817	$-	$153,058
Current-period gross charge-offs	$-	$-	$75	$-	$-	$-	$-	$-	$75
Commercial real estate
Grades 1-4	$86,601	$55,815	$129,487	$115,145	$48,997	$39,853	$10,915	$-	$486,813
Grade 5	18,530	11,851	2,683	4,313	351	8,977	842	-	47,547
Grade 6	511	2,332	-	-	-	-	-	-	2,843
Grade 7	478	1,403	1,417	1,045	36	587	136	-	5,102
Grade 8	270	-	-	2,895	-	-	-	-	3,165
Total	$106,390	$71,401	$133,587	$123,398	$49,384	$49,417	$11,893	$-	$545,470
Current-period gross charge-offs	$-	$-	$-	$-	$-	$-	$-	$-	$-
Residential 1-4 family
Grades 1-4	$18,235	$45,972	$57,663	$54,786	$26,208	$36,202	$21,199	$-	$260,265
Grade 5	-	181	239	-	-	181	28	-	629
Grade 6	-	-	-	-	-	-	-	-	-
Grade 7	-	-	305	73	-	-	-	-	378
Grade 8	-	-	-	-	-	-	-	-	-
Total	$18,235	$46,153	$58,207	$54,859	$26,208	$36,383	$21,227	$-	$261,272
Current-period gross charge-offs	$-	$20	$-	$13	$-	$-	$-	$-	$33
Consumer
Grades 1-4	$10,924	$8,655	$858	$470	$1,224	$1,726	$297	$-	$24,154
Grade 5	-	-	6	2	-	-	2	-	10
Grade 6	-	-	-	-	-	-	-	-	-
Grade 7	-	-	-	-	-	-	-	-	-
Grade 8	-	-	-	-	-	-	-	-	-
Total	$10,924	$8,655	$864	$472	$1,224	$1,726	$299	$-	$24,164
Current-period gross charge-offs	$6	$4	$5	$-	$-	$-	$77	$-	$92

Total Loans	$153,341	$141,266	$213,384	$181,929	$83,649	$96,159	$114,236	$-	$983,964
Total current-period gross charge-offs	$6	$24	$80	$13	$-	$-	$77	$-	$200

Below is a breakdown of individually evaluated loans as of December 31:

	2025
					Interest
	Recorded	With No	With	Related	Income
	Investment	Allowance	Allowance	Allowance	Recognized
Commercial	$268	$-	$268	$190	$17
Commercial real estate	3,335	-	3,335	533	217
1-4 family residential	510	510	-	-	46
Consumer	-	-	-	-	-
Total	$4,113	$510	$3,603	$723	$280

	2024
					Interest
	Recorded	With No	With	Related	Income
	Investment	Allowance	Allowance	Allowance	Recognized
Commercial	$1,212	$658	$554	$345	$13
Commercial real estate	3,165	270	2,895	1,785	70
1-4 family residential	-	-	-	-	-
Consumer	-	-	-	-	-
Total	$4,377	$928	$3,449	$2,130	$83

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

Collateral for Commercial Collateral-dependent loans was equipment for 2025 and 2024. Collateral for Commercial real estate loans was Commercial real estate for 2025. Collateral for 1-4 Family residential was 1-4 family residential.

Troubled loan modification (TLM) includes a loan modification where a borrower is experiencing financial difficulty, and the Bank grants a concession to that borrower that we would not otherwise consider except for the borrower’s financial difficulties. These modifications may be granted in the form of principal forgiveness, interest rate reduction, other-than-insignificant payment delay or other-than-significant term extension. A TLM may be either accrual or non-accrual status based upon the performance of the borrower and management’s assessment of collectability. If a TLM is placed on non-accrual status, it remains there until a sufficient period of performance under the restructured terms has occurred at which time it is returned to accrual status, generally six months. As of December 31, 2025 and 2024, the Company had five and three TLM with a balance of $2,200 and $954 respectively, that was granted modification under the other-than-significant term extension form.

The Company continues to evaluate loans purchased for impairment in accordance with U.S. GAAP. The purchased loans were considered impaired at the acquisition date if there was evidence of deterioration since origination and if it was probable that not all contractually required principal and interest payments would be collected.

No loans modified to borrowers with financial difficulty subsequently defaulted in the past 12 months.

As of December 31, 2025 and 2024, the estimated contractually required payments receivable on credit impaired and non-credit impaired loans was $0 and $6,371 and $0 and $7,936, respectively. The cash flows expected to be collected related to principal as of December 31, 2025 and 2024 on all purchased loans is $6,371 and $7,936, respectively. Subsequent decreases to the expected cash flows will generally result in a provision for credit losses. Subsequent increases in cash flows will result in a reversal of the provision for credit losses charged to earnings to the extent of prior charges or a reclassification of the difference from non-accretable discount to accretable discount, with a positive impact on interest income. Further, any excess of cash flows expected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

Certain directors and executive officers of the Company and Bank, and their related interests, had loans outstanding in the aggregate amounts of $8,386 and $11,600 at December 31, 2025 and 2024, respectively. During 2025, there were no new loans made to directors and executive officers.

7.	Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation at December 31 and are summarized as follows:

	2025	2024
Land	$3,303	$3,303
Building	33,739	34,328
Furniture and fixtures	18,568	19,345
Total	55,610	56,976
Less: Accumulated depreciation	(37,938)	(36,853)
Net premises and equipment	$17,672	$20,123

Depreciation expense amounted to $2,222 and $2,399 in 2025 and 2024, respectively. Included in buildings at December 31, 2025 and 2024, is $682 and $0, respectively, in construction in progress.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

8.	Other Assets

A summary of other assets at December 31 is as follows:

	2025	2024
Bankers’ Bank stock	$618	$618
Net deferred taxes and tax receivable	6,228	11,023
Prepaid expenses and other assets	6,790	6,387
	$13,636	$18,028

9.	Deposits

A summary of deposits at December 31 is as follows:

	2025	2024
Noninterest-bearing demand deposits	$316,489	$348,896
Interest-bearing demand deposits	376,706	315,424
Money market deposit accounts	276,418	203,947
Savings deposits	236,576	253,859
Time deposits	170,447	196,487
Total deposits	$1,376,636	$1,318,613

Certain directors and executive officers of the Company and Bank, and their related interests, had deposit balances held in the amounts of $7,458 and $7,699 at December 31, 2025 and 2024, respectively.

The aggregate amount of time deposits, each with a minimum denomination over $250 was $38,223 and $61,305 at December 31, 2025 and 2024, respectively.

The Company utilized brokered deposits as an additional funding source. Total brokered deposits at December 31, 2025 and 2024, was $0 and $15,000, respectively.

At December 31, 2025, the scheduled maturities of time deposits were as follows:

2026	$139,029
2027	27,346
2028	3,068
2029	508
2030 and later	496
$170,447

10.	Securities Sold Under Repurchase Agreements

Securities sold under repurchase agreements, which are classified as collateralized borrowings, generally mature within one to four days from the transaction date. They are reflected at the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of the underlying securities. As of December 31, 2025 and 2024, the maximum amount of outstanding repurchase agreements at any month-end period was $7,013 and $73,872, with a monthly average number of agreements of 4 and 12, respectively. To collateralize these agreements, the Bank pledges U.S. treasury obligations and obligations of U.S. government sponsored agencies. At December 31, 2025 and 2024, the amount of these pledges was $0 and $52,144, respectively.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

11.	Other Borrowings

Other borrowings consist of the following at December 31:

	2025	2024
FHLB Fixed rate advance, 3.69% interest rate, due May 2028	$-	$50,000
FHLB Fixed rate advance, 3.80% interest rate, due May 2029	15,000	15,000
FHLB Fixed rate advance, 3.93% interest rate, due May 2029	50,000	50,000
Note Payable to Bankers Bank, due June 2027	1,941	3,166
Line of Credit to Bankers Bank, due June 2026	900	-
Junior Subordinate debentures	4,500	-
Subordinate debt	8,000	8,000
	$80,341	$126,166

The Bank has a master contract agreement with the FHLB that provides for borrowing up to the maximum $249,993 and $148,214 at December 31, 2025 and 2024, respectively. The FHLB provides both fixed and floating rate advances. Fixed rate advances are priced in reference to market rates of interest at the time of the advance, namely the rates that the FHLB pays to borrowers at various maturities. Advances with call provisions permit the FHLB to request payment beginning on the call date and quarterly thereafter. Prepayments may be subject to penalties. Interest is payable monthly with principal payment due at maturity. FHLB advances are secured by qualifying mortgages of the Bank (such as residential mortgage and commercial real estate) and by specific investment securities for certain FHLB advances. The Bank had collateral capacity of $535,645 and $547,305 at December 31, 2025 and 2024, respectively, which is calculated at 35% of total assets as long as there is supported collateral. At December 31, 2025 and 2024, the Bank has pledged $411,921 and $416,041. The Bank has also issued $96,800 in letters of credit through the FHLB with expiration dates through November 2026.

In May 2024, the Company took out a $20,000 note payable with Bankers’ Bank. There was $0 outstanding as of December 31, 2024. Interest rate on the note is variable based on the Wall Street Journal Prime Rate (the “Index”), calculated as 50 basis points under the Index with a floor of 3.25%. The interest rate at December 31, 2024 was 8.00%. Interest expense related to this borrowing was $0 for the year ending December 31, 2024. The note payable matured May 13, 2025.

In May 2025, the Company took out a $20,000 note payable with Bankers’ Bank. There was $900 outstanding as of December 31, 2025. Interest rate on the note is variable based on the Wall Street Journal Prime Rate (the “Index”), calculated as 50 basis points under the Index with a floor of 3.25%. The interest rate at December 31, 2025 was 6.25%. Interest expense related to this borrowing was $7 for the year ending December 31, 2025. The note matures May 13, 2026.

In June 2022, the Company took out a $6,000 note payable with Bankers’ Bank. There was $1,941 and $3,166 outstanding as of December 31, 2025 and 2024, respectively. Interest was fixed at 4.35%. Interest expense related to this borrowing was $119 and $173 for the year ending December 31, 2025 and 2024 respectively.

The Bank has four Federal Fund lines of credit amounting to $75,000 and $75,000 at December 31, 2025 and 2024. The lines are used for liquidity purposes and may be reduced or terminated at any time at the discretion of the lender. There were no amounts outstanding at December 31, 2025 and 2024. Interest expense related to these lines of credit amounted to $0 and $0 for the years ending December 31, 2025 and 2024, respectively.

The Company formed a statutory trust under the laws of the state of Delaware (the Trust), which exists for the exclusive purposes of (i) issuing trust securities representing undivided beneficial interests in the assets of the Trust; (ii) investing the gross proceeds of the trust securities in junior subordinated deferrable interest debentures (subordinated debentures); and (iii) engaging in only those activities necessary or incidental thereto.

The accounting guidance applicable to such trusts requires the assets and liabilities, as well as the related income and expenses of the Trust, to be excluded from the Company’s consolidated financial statements.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

However, the subordinated debentures issued by the Company and purchased by the Trust remain on the consolidated balance sheet. In addition, the related interest expense continues to be included in the consolidated income statement.

For regulatory capital purposes, these trust securities qualify as a component of Tier 1 Capital or Tier 2 Capital.

The debentures of $8,000 mature in 2039 and were not redeemable, except under limited circumstances, until January 29, 2015 at par. The adjustable rate was 8% until January 29, 2015 and thereafter resets every three months at the 3-month CME Term SOFR rate plus 2.20%. At December 31, 2025 and 2024, the interest rate on the adjustable, long-term debt was 6.76% and 7.71%, respectively.

The debentures of $4,500 mature in 2035 and were not redeemable, except under limited circumstances, until January 31, 2025 at par. The fixed rate was 6.75% until January 31, 2030 and thereafter resets every three months at the prime rate plus 0.50%. At December 31, 2025, the interest rate on the fixed, long-term debt was 6.75%.

The Bank has pledged collateral of $8,743 and $9,596 at December 31, 2025 and 2024, respectively to the Federal Reserve Bank to establish an available line of credit of $8,743 and $9,474 at December 31, 2025 and 2024, respectively. There was no outstanding debt under this line of credit at December 31, 2025 and 2024.

At December 31, 2025, the contractual future principal payments and principal payments of other borrowings assuming earliest call provisions are exercised, were as follows:

	Earliest Call	Contractual
	Provision	Maturity
2026	$65,900	$900
2027	1,941	-
2028	-	1,941
2029	-	15,000
2030	4,500	50,000
Thereafter	8,000	12,500
Total	$80,341	$80,341

12.	Stockholders’ Equity

The Company has authority to issue 100,000 shares of no par value preferred stock. The Board of Directors may divide any and all of the preferred stock into series and shall have the authority to fix and determine the relative rights and preferences of the shares of any series so established. No preferred shares were issued or outstanding as of December 31, 2025 and 2024.

The Company adopted the 2002 Stock Incentive Plan (the “SIP”) to attract and retain employees and directors and provide incentives to such persons to promote the success and growth of the Company. The SIP allows for awards of restricted stock or options and stock appreciation rights for up to 480,000 shares of common stock. Options are granted at the current market price as determined in good faith by the Board of Directors, generally become exercisable at 20% or 33% of each anniversary date, generally fully vest over a period of three or five years and expire within a ten-year period. Restricted stock grants are for such consideration, or no consideration, as the Board may specify and may include requirements for future services or other restrictions. As of December 31, 2024 there were 7,653 shares of unvested restricted stock grants, with $955 of expense remaining to vest. All restricted stock grants outstanding became fully vested during 2025 due to the subsequent event described in Note 1.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

Stock option activity for the SIP for the year ended December 31 is summarized in the following table:

	2025		2024
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Options Outstanding – beginning of year	31,000	$71.47	45,000	$69,38
Granted	2,500	90.50	-	-
Exercised	(26,000)	69.40	(14,000)	64.75
Forfeited	-	-	-	-
Expired	-	-	-	-
Options Outstanding – end of year	7,500	85.00	31,000	71.47
Exercisable at year end	7,500	85.00	31,000	71.47
Weighted average fair value of options granted	$4.52/share*		$4.34/share
Available for future grant at year end	*		134,627

The following table summarizes information about SIP awards outstanding at December 31, 2025:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercisable	Number	Exercisable
Price	Outstanding	Life	Price	Exercisable	Price
82.25	5,000	*	$82.25	5,000	$82.25
90.50	2,500	*	90.50	2,500	90.50
	7,500			7,500

*	Due to the subsequent event described in Note 1, options outstanding as of December 31, 2025 were redeemed on January 1, 2026. The fair value noted above is calculated using the price at which they were redeemed reduced by the exercise price. This event also resulted in no options being available for future grants.

A reconciliation of the numerators and the denominators of earnings per share and earnings per share assuming dilution for restricted stock and stock options are as follows:

	Income	Shares	Per Share Amount
2025
Earnings	$1,830	1,504,324	$1.22
Effect of options	-	1,098
Earnings – assuming dilution	$1,830	1,505,422	$1.22
2024
Earnings	$6,074	1,461,605	$4.16
Effect of options and restricted stock	-	3,158
Earnings – assuming dilution	$6,074	1,464,763	$4.15

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

The components of the Company’s accumulated other comprehensive income/(loss), included as a component of stockholders’ equity, consists of the following as of December 31:

	2025	2024
Net unrealized (loss) on securities available for sale	$(21,565)	$(47,232)
Deferred income tax expense	6,849	12,995
Accumulated other comprehensive (loss)	(14,715)	(34,239)

13. Income Taxes

The provision (benefit) for income taxes included in the consolidated financial statements consists of the following components for the years ended December 31:

	2025	2024
Current Taxes
Federal	$(499)	$904
State	11	278
Deferred Income Taxes	(488)	1,182

Federal	(9)	726
State	(1,853)	(1,506)
	(1,862)	(780)
Valuation allowance	1,487	1,048
Total provision (benefit) for income taxes	$(863)	$1,450

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The net deferred tax assets in the consolidated balance sheets include the following amounts of deferred tax assets and liabilities at December 31:

	2025	2024
Deferred Tax Assets
Allowance for credit losses	$3,275	$3,522
Deferred compensation	1,471	1,623
Stock based compensation	50	321
Net operating loss carryforwards	5,092	2,213
Unrealized loss on available for sale securities	5,867	12,842
Lease liability	-	400
Partnership investments	89	148
Nondeductible tax credit expenses	453	553
Other	509	839
	16,806	22,491
Valuation allowance	(5,704)	(5,558)
Total deferred tax assets	11,102	16,933
Deferred Tax Liabilities
Depreciation and amortization	(1,007)	(1,503)
Intangibles	(3,354)	(3,083)
Mortgage servicing rights	(1,038)	(1,135)
Right of use asset	-	(355)
Other	(691)	(587)
Total deferred tax liabilities	(6,090)	(6,663)
Net deferred tax asset	$5,012	$10,270

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

Included in the deferred tax assets are federal net operating losses of approximately $5,400 at December 31, 2025, and state net operating losses of approximately $63,100 and $35,500 at December 31, 2025 and December 31, 2024, respectively. These loss carryforwards begin to expire in 2031. The Company is currently not under federal or state examination.

The Company assessed the need for a valuation allowance on the deferred tax asset at December 31, 2025 and December 31, 2024. Due to a Wisconsin law change in 2023, the Company determined that it was more likely than not that the benefit of the Wisconsin deferred tax assets will not be realized and a valuation allowance was established as a result.

A reconciliation of statutory federal income taxes based upon income before taxes to the federal and state income taxes for the period, as summarized previously, is as follows:

	2025		2024
		% of		% of
		Pre-Tax		Pre-Tax
	Amount	Income	Amount	Income
Reconciliation of statutory to effective rates
Federal income taxes at statutory rate	$203	21.00%	$1,580	21.00%
Adjustments for
Tax exempt interest on municipal obligations	(86)	-8.90%	(92)	-1.23%
Increases in taxes resulting from state income taxes, net of federal income tax benefit	32	-3.26%	(970)	-12.90%
Bank owned life insurance	(250)	-25.85%	(241)	-3.20%
Tax credits	(36)	-3.74%	(36)	-0.48%
Stock compensation	(416)	-42.97%	(83)	-1.11%
Non-deductible expenses	338	34.94%	27	0.37%
Reversal of disparate tax effect	(490)	-50.67%	-	0.00%
Change in valuation allowance	-	0.00%	1,048	13.93%
Other – net	(158)	-16.29%	217	2.89%
Effective income taxes - operations	$(863)	-89.21%	$1.450	19.27%

The Company files a consolidated U.S. federal, a combined Wisconsin, and a unitary Illinois income tax return. The Company is no longer subject to U.S. federal or Illinois tax examinations by taxing authorities for years through 2021 and for Wisconsin state income taxes through 2020.

There were no unrecognized tax benefits as of December 31, 2025 and 2024.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in income tax expense. The Company’s consolidated statement of financial position does not contain any interest and penalties related to uncertain tax positions as of December 31, 2025 and 2024, respectively.

14.	Employee Benefits

The Bank has adopted a defined contribution qualified 401(k) profit-sharing plan covering substantially all employees. Participants may contribute up to 60% of pretax annual compensation, in accordance with Internal Revenue Service limits, and may also contribute amounts representing distributions from other qualified plans (rollover contributions). The Bank may make a matching contribution to the plan each year. Additional contributions to the 401(k) plan by the Bank are discretionary and are based on factors related to profits. Bank contributions were $1,054 and $1,034 in 2025 and 2024, respectively.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

The Company has entered into deferred compensation arrangements with various directors and employees. The arrangements provide for the Company’s directors and employees to elect to defer payment of compensation earned while serving as a director or employee. Certain deferrals are deemed invested in interest-bearing instruments, selected mutual funds, or Company stock until retirement or termination at which point deferrals are paid out over a time previously designated. Included in other liabilities is $1,893 and $1,280 of related deferred compensation as of December 31, 2025 and December 31, 2024, respectively. Expenses recognized as contributions under these arrangements totaled $0 in 2025 and 2024.

The Bank implemented a non-qualified supplemental retirement plan (the “Plan”) effective March, 2019 covering certain executive officers. The Plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as may be applicable. The Plan is intended to be exempt in its entirety from Section 409A (“Section 409A”) of the Internal Revenue Code of 1986 (the “Code”), and including in each case, their respective regulations, proposed regulations, and guidance. An award under the Plan shall be in the form of a payment by the Company directly to an insurance carrier to pay the premiums for a cash value life insurance policy on the Participant’s life, fully owned by the Participant.

The Company had a non-qualified unfunded SERP covering specific executive officers. Benefits provided under the plan are based on years of service and the employee’s final average pay, which is defined as the average salary and bonus for the highest three years within the five years preceding termination of employment. Included in other liabilities is $4,096 and $4,520 of related supplemental retirement plan as of December 31, 2025 and December 31, 2024, respectively. Expenses recognized as contributions under these arrangements totaled $242 and $204 in 2025 and 2024, respectively.

15.	Commitments and Contingencies

In the normal course of business, the Company and the Bank are involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the consolidated financial statements.

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, financial guarantees, and standby letters of credit. They involve, to varying degrees, elements of credit and interest rate risk in excess of amounts recognized on the consolidated balance sheets.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and issuing letters of credit as they do for on-balance-sheet instruments.

A summary of the contract or notional amount of the Bank’s exposure to off-balance-sheet risk as of December 31, 2025 and 2024 is as follows:

	2025	2024
Financial instruments whose contract amounts represent credit risk
Commitments to extend credit	$202,786	$224,102
Credit card commitments	$5,558	$5,652
Standby letters of credit	$6,419	$7,175

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties. Credit card commitments are unsecured.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

16.	Leases

Lessee Arrangements

The Company enters into leases in the normal course of business primarily for branch and office facilities. The Company’s leases have remaining terms ranging from three to ten years, some of which include renewal options to extend the lease for up to 5 years. The Company terminated its remaining lease on December 30, 2025.

Right-of-use assets and lease liabilities by lease type, and the associated balance sheet classifications as of December 31, 2025 and 2024, are as follows:

	Balance Sheet Classification	2025	2024
Right-of-use assets:
Operating leases	Other assets	$-	$1,307
Total right-of-use assets		$-	$1,307
Lease liabilities:
Operating leases	Other liabilities	$-	$1,471
Total lease liabilities		$-	$1,471

Lease Expense

The components of total lease cost were as follows for the period ending December 31, 2025 and 2024:

	2025	2024
Operating lease cost	$1,380	$448
Total lease cost, net	$1,380	$448

Operating costs are included in occupancy expenses on the income statement.

17.	Concentration of Credit Risk

Practically all of the Bank’s loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank’s market area. Although the Bank has a diversified loan portfolio, the ability of its debtors to honor their contracts is dependent on the economic conditions of the counties surrounding the Bank.

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

18.	Derivative Instruments and Hedging Activities

The Bank’s pipeline of locked residential mortgage loan commitments is considered a derivative. The Bank economically hedges its risk of changes in the fair value of locked residential mortgage loan commitments due to changes in interest rates through the use of forward sales contracts. Forward sales contracts require the Bank to deliver qualifying residential mortgage loans or pools of loans at a specified future date at a specified price or yield. Such forward sales contracts hedging the pipeline of located residential mortgage loan commitments are derivatives. The Bank has determined that the change in fair value of interest rate locks and forward sale commitments is immaterial. As such, no amounts have been recorded in the consolidated financial statements at December 31, 2025 and 2024.

19.	Retained Earnings

The principal source of income and funds of the Company are dividends from the Bank. Dividends declared by the Bank that exceed the retained net income for the current year plus retained net income for the preceding two years must be approved by Federal and State regulatory agencies.

20.	Regulatory Capital Requirements

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of December 31, 2025, the Bank and Company meet all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. As of year-end 2025 and 2024, the most recent regulatory notifications categorized the bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

Actual and required capital amounts (in thousands) and ratios are presented below at year-end.

					To be Well Capitalized
			For Capital Adequacy		under Prompt Corrective
	Actual		Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount		Ratio
As of December 31, 2025
Total capital (to risk weighted assets) Centre 1 Bancorp	$131,576	12.40%	$84,917	8.0%	$	N/A	N/A
First National Bank and Trust Company Tier 1 (core) capital (to risk weighted assets)	130,487	12.35%	84,524	8.0%		105,655	10.0%
Centre 1 Bancorp	$111,823	10.53%	$63,687	6.0%	$	N/A	N/A
First National Bank and Trust Company Common equity Tier 1 (CET1) capital (to risk-weighted assets)	118,735	11.24%	63,393	6.0%		84,524	8.0%
Centre 1 Bancorp	$107,323	10.11%	$47,766	4.5%	$	N/A	N/A
First National Bank and Trust company Tier 1 (core) capital (to average assets)	118,735	11.24%	47,545	4.5%		68,676	6.5%
Centre 1 Bancorp	$111,823	7.44%	$60,096	4.0%	$	N/A	N/A
First National Bank and Trust Company	118,735	7.91%	60,020	4.0%		75,025	5.0%

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

					To be Well Capitalized
			For Capital Adequacy		under Prompt Corrective
	Actual		Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount		Ratio
As of December 31, 2024
Total capital (to risk weighted assets) Centre 1 Bancorp	$140,667	12.83%	$87,741	8.0%	$	N/A	N/A
First National Bank and Trust Company Tier 1 (core) capital (to risk weighted assets)	136,561	12.47%	87,582	8.0%		109,478	10.0%
Centre 1 Bancorp	$120,169	10.96%	$65,805	6.0%	$	N/A	N/A
First National Bank and Trust Company Common equity Tier 1 (CET1) capital (to risk-weighted assets)	124,064	11.33%	65,687	6.0%		87,582	8.0%
Centre 1 Bancorp	$112,169	10.23%	$49,354	4.5%	$	N/A	N/A
First National Bank and Trust company Tier 1 (core) capital (to average assets)	124,064	11.33%	49,265	4.5%		71,160	6.5%
Centre 1 Bancorp	$120,169	7.79%	$61,730	4.0%	$	N/A	N/A
First National Bank and Trust Company	124,064	8.17%	60,734	4.0%		75,917	5.0%

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

21.	Parent Company Only Financial Statements

Balance Sheet

	December 31
	2025	2024
	(In Thousands)
Assets
Cash and cash equivalents	$220	$292
Securities	4,488	—
Investment in Bank	129,125	112,387
Other assets	3,943	3,639
TOTAL ASSETS	$137,776	$116,318
Liabilities and Stockholders’ Equity
Liabilities
Notes payable	$2,841	$3,416
Subordinated notes	8,000	8,000
Junior subordinated notes	4,500	—
Other liabilities	4,259	4,660
Total liabilities	19,600	16,076
Stockholders’ equity:
Common stock	1,554	1,508
Additional paid-in capital	22,400	21,932
Retained earnings	112,780	114,757
Treasury stock, at cost	(3,843)	(3,716)
Accumulated other comprehensive income (loss)	(14,715)	(34,239)
Total stockholders’ equity	118,176	100,242
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$137,776	$116,318

Statements of Income

	Years Ended December 31
	2025	2024
	(In Thousands)
Income:
Dividends received from Bank	$6,312	$6,960
Equity in undistributed earnings of subsidiaries	(2,457)	729
Other income	132	79
Total income	3,987	7,768
Other expenses	2,624	2,257
Benefit for income taxes	(467)	(563)
Net income	$1,830	$6,074

Centre 1 Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

(dollars in thousands)

Statements of Cash Flows

	Years Ended December 31,
	2025	2024

	(In thousands)
Cash flow from operating activities:
Net income	$1,830	$6,074
Adjustments to reconcile net income to net cash used in operating activities:
Equity in earnings of subsidiaries (includes dividends)	(3,856)	(7,689)
Depreciation	51	37
Changes in other assets and liabilities:
Other assets	(149)	(8)
Other liabilities	(757)	(950)
Net cash used in operating activities	(2,881)	(2,536)
Cash flows from investing activities, net of effects of business combination:
Dividends received from Bank	6,312	6,960
Securities Purchased	(4,362)	—
Disposal of Fixed Assets	103	—
Net cash provided by investing activities	2,053	6,960
Cash flows from financing activities, net of effects of business combination:
Repayment of Note	(1,225)	(1,171)
Repayment of LOC	900	—
Proceeds from subordinated notes	4,500	—
Cash dividends paid	(3,807)	(3,778)
Issuance of common stock	515	658
Repurchase of common stock	(127)	—
Net cash used in financing activities	756	(4,291)
Net increase in cash and cash equivalents	(72)	133
Cash and cash equivalents at beginning	292	159
Cash and cash equivalents at end	$220	$292